UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2013

Geeknet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Road, Suite 100

Fairfax, VA 22030

(Address of principal executive offices, including zip code)

(877) 433-5638

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b), (e)

Effective March 6, 2013, Mr. Ali R. Sorbi, the Chief Financial Officer of Geeknet, Inc. (the “Company”), resigned from his position with the Company.  In connection with his resignation, Mr. Sorbi entered into a separation letter that provides that, in exchange for a mutual release of claims and agreeing to a three month covenant not to compete, the Company will continue to pay Mr. Sorbi his base salary for a three month period following his resignation date and the Company will provide Mr. Sorbi with fully paid health insurance benefits during that three-month period.  The Company also agreed to pay Mr. Sorbi his earned but unpaid 2012 profit sharing payment, which would otherwise be paid in mid-March.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy Chief Executive Officer and President

Date: March 8, 2013